Exhibit 10.18

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (“Sixth Amendment”) is made as of September 28, 2004, by and between THE REALTY ASSOCIATES FUND VI, L.P., doing business in Maryland as The Realty Associates Fund VI, Limited Partnership, a Delaware limited liability company (“Landlord”), B2E MARKETS, INC., a Delaware corporation (“Assignor”), and VERTICALNET, INC., a Pennsylvania corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Montrose Office Park LLC, Landlord’s predecessor in interest, and Assignor entered into that certain Lease dated February 25, 2000 (the “Lease”), together with that certain Addendum attached thereto and made a part thereof (the “Addendum”), as amended by that certain First Amendment to Lease dated April 18, 2000 (the “First Amendment”), and by that certain Second Amendment to Lease dated May 26, 2000 (the “Second Amendment”), and by that certain Third Amendment to Lease dated July 31, 2001 (the “Third Amendment”), and by that certain Fourth Amendment to Lease dated May 5, 2003 between Tenant and GLB Montrose, L.L.C., also Landlord’s predecessor in interest (the “Fourth Amendment”), and by that certain Fifth Amendment to Lease dated February 29, 2004 between Landlord and Tenant (the “Fifth Amendment”), pursuant to which Assignor currently leases certain premises in the building located at 3202 Tower Oaks Boulevard, Rockville, Maryland (the “Building”), said premises containing in the aggregate approximately Fourteen Thousand Seven Hundred Fifty-Nine (14,759) rentable square feet of office space currently known as Suite 100 (the “Suite 100 Premises,” containing approximately 2,780 rentable square feet) and Suite 200 (the “Suite 200 Premises,” containing approximately 11,979 rentable square feet) (collectively, the “Original Premises”);

WHEREAS, as of September 15, 2004, Assignor owes Base Rent and Operating Expenses for the month of July, 2004, in the amount of Thirty-Four Thousand Six Hundred Twelve and 71/100 Dollars ($34,612.71), for the month of August, 2004, in the amount of Thirty-Four Thousand Six Hundred Twelve and 71/100 Dollars ($34,612.71), and for the month of September, 2004, in the amount of Thirty-Five Thousand Six Hundred Twenty and 75/100 Dollars ($35,620.75), together with accrued overtime HVAC charges in the amount of Three Thousand Five Hundred Ten and 00/100 Dollars ($3,510.00), and additionally had a balance of previous rental arrearages in the amount of Ninety-Five Thousand One Hundred Twenty and 45/100 Dollars ($95,120.45);

WHEREAS, a wholly owned subsidiary of Assignee is merging with Assignor;

WHEREAS, in connection with such merger Assignor and Assignee desire that Assignor’s Interest in the Lease and in the Premises be assigned to, and assumed by, Assignee;

WHEREAS, Landlord’s consent to such assignment is required by the Lease and Landlord is willing to consent to such assignment, subject to the terms and conditions more specifically set forth below; and

WHEREAS, Landlord and Tenant therefore desire to amend the Lease to (i) decrease the square footage of the Original Premises, (ii) provide for assignment of Assignor’s interest in the Lease to Assignee, (iii) provide for Assignee’s payment of the Rental Arrearage, and (iv) amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. From and after the date hereof, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Sixth Amendment shall be known collectively as the “Lease”. Notwithstanding the foregoing, references herein to changes in the text and/or terms of “the Lease” shall be deemed to mean changes to the original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment.

3. Assignment.

a. Assignor desires to assign its interest in the Lease and in the Original Premises to Assignee in connection with the merger of Assignor and a wholly-owned subsidiary of Assignee. Assignee hereby accepts such assignment. Subject to the terms and conditions herein set forth, Landlord consents to Assignor’s assignment of its interest in the Lease to Assignee in connection with such merger.

b. From and after the date hereof, except as otherwise provided herein, all references in the Lease to the Tenant shall refer to Assignee.

4. Notice.

a. As of the date hereof, “Tenant’s Mailing Address” in Section 2.8 of the Original Lease is hereby deleted and the following “Tenant’s Mailing Address” substituted in lieu thereof:

“TENANT’S MAILING ADDRESS:

Verticalnet, Inc.

400 Chester Field Parkway

Malvern PA 19355”

5. Premises.

a. Effective as of the Relocation Date (as hereinafter defined), (i) the Original Premises shall be reduced by deleting the Suite 200 Premises (the “Surrender Space”) therefrom, and (ii) the Suite 100 Premises shall be increased to thereafter consist of the premises (the “Verticalnet Premises”) depicted on Exhibit A-1 hereto, containing approximately Six Thousand (6,000) rentable square feet. On or before the date upon which the Improvements (as hereinafter defined) are substantially completed (the “Relocation Date”), Assignee shall surrender the Surrender Space to Landlord in accordance with Section 25 of the Lease and, subject to those provisions contained in the Lease which by their terms specifically survive the expiration or earlier termination of the Lease, the Lease shall terminate with respect to the Surrender Space, effective on the Effective Date, and, except as hereinafter set forth, neither Landlord nor Assignee shall have any further liability under the Lease with respect to the Surrender Space only from and after the Effective Date.

b. As of the Relocation Date, Section 2.13 (as amended) of the Lease is deleted and the following Section 2.13 is substituted in lieu thereof:

“2.13 That portion of the 1st floor of the Building located at 3202 Tower Oaks Boulevard, Rockville, Maryland, commonly referred to as Suite 100, as shown on Exhibit A attached to the Sixth Amendment to the Lease. The Premises is deemed to contain 6,000 square feet of Rentable Area, subject to measurement in accordance with Paragraph 6 of the Sixth Amendment.”

c. From and after the Relocation Date, except as otherwise provided herein, all references in the Lease to the Premises shall refer to the Verticalnet Premises.

6. Demising Walls. Landlord shall construct the demising walls (the “Improvements”) required to separately demise the Verticalnet Premises. The estimated date upon which the Improvements shall be substantially completed and the Verticalnet Premises delivered in their entirety to Tenant is January 1, 2005. The Improvements shall be deemed substantially completed when the Improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the entire Verticalnet Premises without causing substantial interference with Tenant’s use of the Verticalnet Premises. Within fifteen (15) days following Landlord’s approval of the space plan indicating the location of the demising walls for the Verticalnet Premises, Landlord’s architect shall measure the space and determine the rentable area of the Premises. In the event that the rentable area of the Verticalnet Premises so determined shall vary from that set forth in paragraph 5 of this Sixth Amendment, then (i) all amounts set forth herein based upon the rentable area of the Premises (including without limitation the monthly and annual Base Rent and Tenant’s Proportionate Share) shall be appropriately adjusted, and (ii) Landlord and Tenant shall execute an amendment or other written agreement setting forth the rentable area of the Premises. Tenant hereby acknowledges that the Improvements shall be constructed while Tenant is in occupancy of the Premises, and Landlord’s actions in connection with such Improvements shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the construction of the Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such construction or Landlord’s actions in connection with such construction. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the Premises and to cooperate with Tenant’s efforts to protect Tenant’s property during any construction.

7. Rent.

a. From the date hereof until October 1, 2004 (the “Effective Date”), Assignee shall timely pay all installments of Base Rent and Operating Expenses with respect to the Original Premises as they become due and payable in accordance with the terms of the Lease.

b. Simultaneously with Assignee’s execution hereof, Assignee shall pay to Landlord:

(i) the monthly installments of Base Rent and estimated Operating Expenses for the month of July, 2004, in the amount of Thirty-Four Thousand Six Hundred Twelve and 71/100 Dollars ($34,612.71), for the month of August, 2004, in the amount of Thirty-Four Thousand Six Hundred Twelve and 71/100 Dollars ($34,612.71), and for the month of September, 2004, in the amount of Thirty-Five Thousand Six Hundred Twenty and 75/100 Dollars ($35,620.75), together with accrued overtime HVAC charges in the amount of Three Thousand Five Hundred Ten and 00/100 Dollars ($3,510.00); and

(ii) a portion of the rental arrearages previously accrued under the Lease as of July 1, 2004, in the amount of Forty-Nine Thousand Seventy-Seven and 32/100 Dollars ($49,077.32).

c. From the Effective Date through December 31, 2004, Assignee shall timely make the remaining three (3) monthly installment payments of Arrearage Rent (as described in Paragraph 7 of the Fifth Amendment), each such monthly installment being in the amount of Fifteen Thousand Three Hundred Forty-Seven and 71/100 Dollars ($15,347.71).

d. Notwithstanding anything set forth in the Lease to the contrary, from and after the Effective Date, Tenant shall not be required to pay Base Rent with respect to the Surrender Space, and Tenant shall pay Base Rent with respect to the Verticalnet Premises at the times and in the manner set forth in Section 6.1 of the Lease, according to the following rent schedule:

Verticalnet Premises Base Rent

Lease Period	Annual Base Rent		Monthly Base Rent	Base Rent Rate / sq. ft.
10/01/04 – 08/31/05	$168,840.00	*	$14,070.00	$28.14
09/01/05 – 08/31/06	$173,880.00		$14,490.00	$28.98
09/01/05 – 08/31/07	$179,100.00		$14,925.00	$29.85
09/01/07 – 08/31/08	$184,500.00		$15,375.00	$30.75

*	annualized amount

8. Tenant’s Proportionate Share. As of the Effective Date, Section 2.19 of the Lease shall be deleted in its entirety and the following Section 2.19 substituted in lieu thereof:

“2.19 Tenant’s Proportionate Share. 12.56%.”

9. Furniture and Equipment.

a. Prior to the Relocation Date, Assignor shall remove from the Surrender Space sufficient furniture to furnish the Verticalnet Premises, such sufficiency to be in Verticalnet’s sole discretion. As of the Relocation Date, Assignee (to the extent Assignee has an interest in such furniture) and, if required, Assignor shall convey to Landlord, free and clear of any liens and claims of title by Assignee, Assignor and third parties, all of the furniture remaining in the Surrender Space as of the Relocation Date.

b. Assignee shall, on or before the Relocation Date, relocate to the Verticalnet Premises any other equipment located within the Surrender Space which Assignee desires to retain for its use.

c. Landlord shall be free to retain for its own use, or to dispose of in any manner whatsoever and retain the proceeds (if any) of such disposal for Landlord’s own use, any furniture, equipment or other personal property of any nature whatsoever remaining in the Surrender Space as of the Relocation Date.

10. Computer Room Electricity. Landlord may, at Landlord’s option but at Assignee’s cost, install a meter or submeter, to measure the electrical usage in any computer room comprising part of the Verticalnet Premises (the “Computer Room”). Assignee shall, from and after the Effective Date, pay directly to Landlord upon demand (or directly to the provider of electrical service to the Computer Room, as the case may be) the cost of the electrical service as measured by such meter or submeter.

11. Security Deposit.

a. On or before the Effective Date, Assignee shall deposit with Landlord the sum of Twenty-Eight Thousand One Hundred Forty ($28,140.00), to be held by Landlord as security for Assignee’s performance of its obligations under the Lease in accordance with Section 8 of the Lease.

b. As of the Effective Date, Section 2.16 of the Lease is hereby deleted in its entirety, and the following new Section 2.16 is substituted in lieu thereof:

“2.16 SECURITY DEPOSIT (Section 8): $28,140.00.”

12. Brokers. Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Sixth

Amendment other than McShea & Company, Inc. Each party hereto shall indemnify and hold the other party harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with such party in connection with this Sixth Amendment.

13. Reaffirmation of Terms. Except as modified herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

14. Representations. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease other than the Rental Arrearages described herein, and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Sixth Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Sixth Amendment.

15. Counterpart Copies. This Sixth Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Sixth Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND VI, L.P.,
a Delaware limited partnership

By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

Kimberly M. Hourihan
Regional Director

			By:	/s/ Kimberly M. Hourihan
Officer

By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner

Kimberly M. Hourihan
Regional Director

	By:	/s/ Kimberly M. Hourihan
Officer

ASSIGNOR:

B2E MARKETS, INC.,
a Delaware corporation

By:	/s/ Gene S. Godick
Its:	EVP & CFO

ASSIGNEE:

VERTICALNET, INC.,
a Pennsylvania corporation

By:	/s/ Gene S. Godick
Its:	EVP & CFO

EXHIBIT A-1

THE VERTICALNET PREMISES

FIRST FLOOR

(Floor Plan)

1

EXHIBIT A-2

THE SURRENDER PREMISES

SECOND FLOOR (the “Suite 200 Premises”)

(Floor Plan)

A-1-1